                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-95083 of Tetra Tech. Inc. on Form S-3 of our reports dated November 16, 1999 (except for Note 5, as to which the date is December 24, 1999), appearing in and incorporated by reference in the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 3, 1999 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Los Angeles, California
February 16, 2000